Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE THIRD fiscal quarter ENDED March 31, 2026

Resilient performance amid a sharply divergent freight environment; Advancing Navegate platform and progressing ‘Ray,' our first AI agent, to drive operational excellence and long-term growth

RENTON, WA May 11, 2026 – Radiant Logistics, Inc. (NYSE American: RLGT), a technology-enabled global transportation and value-added logistics services company, today reported financial results for the three and nine months ended March 31, 2026.

Financial Highlights – Three Months Ended March 31, 2026

•
Revenues of $214.1 million for the third fiscal quarter ended March 31, 2026, up $0.1 million or less than 0.1%, compared to revenues of $214.0 million for the comparable prior year period.
•
Gross profit of $53.9 million for the third fiscal quarter ended March 31, 2026, down $0.6 million or 1.1%, compared to gross profit of $54.5 million for the comparable prior year period.
•
Adjusted gross profit, a non-GAAP financial measure, of $56.3 million for the third fiscal quarter ended March 31, 2026, down $1.9 million or 3.3%, compared to adjusted gross profit of $58.2 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. of $4.7 million, or $0.10 per basic and fully diluted share for the third fiscal quarter ended March 31, 2026, compared to $2.5 million, or $0.05 per basic and fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, of $5.3 million, or $0.11 per basic and fully diluted share for the third fiscal quarter ended March 31, 2026, down $1.6 million or 23.2%, compared to adjusted net income of $6.9 million, or $0.15 per basic and $0.14 per fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excludes costs unrelated to our core operations.
•
Adjusted EBITDA, a non-GAAP financial measure, of $7.8 million for the third fiscal quarter ended March 31, 2026, down $1.6 million or 17.0%, compared to adjusted EBITDA of $9.4 million for the comparable prior year period.
•
Adjusted EBITDA margin (adjusted EBITDA expressed as a percentage of adjusted gross profit), a non-GAAP financial measure, of 13.8% down 240 basis points, for the third fiscal quarter ended March 31, 2026, compared to adjusted EBITDA margin of 16.2% for the comparable prior year period.

Stock Buy-Back

We purchased 585,050 shares of our common stock at an average cost of $5.97 per share for an aggregate cost of $3.5 million during the nine months ended March 31, 2026.

As of March 31, 2026, the Company had 46,831,666 shares outstanding.

CEO Bohn Crain Comments on Results

“We are pleased to report another quarter of solid financial results delivering $7.8 million in adjusted EBITDA for our third fiscal quarter ended March 31, 2026, in what is our seasonally slowest quarter of the year.” said Bohn Crain, Founder and CEO of Radiant Logistics. “The global logistics landscape during our third fiscal quarter was marked by sharply divergent dynamics across domestic and international markets – each presenting its own distinct set of challenges and opportunities – and we believe the resilience of our results reflects both the diversity of our service offering and the quality of our network.

On the domestic side, we are seeing encouraging signs of a supply-driven recovery in the North American truckload and intermodal markets, where capacity has been steadily exiting the industry through a combination of carrier attrition, tightening driver availability, and the structural normalization of a fleet that expanded aggressively in prior years. With spot rates, tender rejections, and other key cycle indicators moving meaningfully higher, and driver headcount at multi-year lows, the domestic freight market appears to be approaching a genuine inflection point. While these market trends are not fully reflected in our results for the March quarter, we view these developments as constructive for our business going forward as these improving market conditions should translate into better opportunities for our domestic operations.

The international picture has been considerably more challenging and, in some respects, unprecedented in its complexity. Global trade flows have been under sustained pressure from two distinct but compounding forces. The first is the ongoing transformation of the global tariff landscape. U.S. trade policy has fundamentally redrawn the economics of cross-border commerce – with a universal 10% import surcharge currently in effect covering more than $1 trillion in goods, country-specific tariff investigations underway targeting dozens of trading partners for industrial overcapacity and labor practices, and critical policy decisions on permanent tariff structures expected before July. The resulting uncertainty has materially altered sourcing strategies, disrupted established trade lanes – most visibly the China-to-U.S. corridor, which has been one of the most consequential freight arteries in the global economy – and prompted widespread supply chain restructuring as importers and manufacturers accelerate nearshoring and diversification initiatives. For international freight forwarders, this environment creates both headwinds and opportunity: near-term volumes on affected lanes have softened, but the complexity of navigating new trade routes, customs regimes, and compliance requirements increases the premium on experienced, technology-enabled partners who can guide customers through the transition.

The second force is the physical disruption to global shipping routes stemming from the conflict in the Middle East. The effective closure of the Strait of Hormuz following strikes on Iran in late February – the world's single most critical maritime chokepoint, through which a significant share of global energy and container trade flows – combined with ongoing Houthi activity that has kept the Suez Canal closed to major carriers, has fundamentally rerouted global ocean freight, extended transit times materially, driven fuel costs sharply higher, and triggered a significant surge in air freight demand as time-sensitive shippers seek alternatives. These twin disruptions to global trade – one policy-driven, one conflict-driven – have created a uniquely challenging environment for international freight markets. At the same time, they reinforce precisely why customers need a logistics partner like Radiant: one with the global network, the technology platform, and the operational expertise to help them navigate volatility, find capacity, and keep supply chains moving when the world's trade infrastructure is under stress.

Looking beyond the near-term environment, we remain highly encouraged by the strategic progress we are making. Our Navegate global trade management and collaboration platform continues to gain traction in the marketplace, offering customers enhanced supply chain visibility, routing intelligence, and cost optimization – capabilities that are especially valued during periods of market dislocation like those we are currently experiencing. With deployment measured in weeks rather than months or years, Navegate delivers speed-to-value that we believe is a clear competitive differentiator as we introduce it to current and prospective customers in the quarters ahead.

We also continue to make good progress with our recently announced launch of 'Ray,' our first AI-powered agent. In addition to our initial efforts focused on streamlining international quote administration across our global agent network, we are exploring how best to further automate key workflows across our domestic and international shipment life-cycles while enabling faster response times and higher service quality for our customers. We look forward to expanding Ray's capabilities and introducing additional AI-powered solutions as we continue our digital transformation journey.

Finally, our financial position remains a source of significant strength. We are essentially debt free on a net basis relative to our $200 million credit facility, giving us substantial flexibility to pursue the combination of strategic operating partner conversions, synergistic tuck-in acquisitions, and share repurchases that have long defined our approach to capital allocation. With our diversified platform, strong balance sheet, and growing suite of technology capabilities, we believe Radiant is well-positioned to emerge from this period of market turbulence as a stronger and more competitive enterprise.”

Third Fiscal Quarter Ended March 31, 2026 – Financial Results

For the three months ended March 31, 2026, Radiant reported net income attributable to Radiant Logistics, Inc. of $4.7 million on $214.1 million of revenues, or $0.10 per basic and fully diluted share. For the three months ended March 31, 2025, Radiant reported net income attributable to Radiant Logistics, Inc. of $2.5 million on $214.0 million of revenues, or $0.05 per basic and fully diluted share.

For the three months ended March 31, 2026, Radiant reported adjusted net income, a non-GAAP financial measure, of $5.3 million, or $0.11 per basic and fully diluted share. For the three months ended March 31, 2025, Radiant reported adjusted net income of $6.9 million, or $0.15 per basic and $0.14 per fully diluted share.

For the three months ended March 31, 2026, Radiant reported adjusted EBITDA, a non-GAAP financial measure, of $7.8 million, compared to $9.4 million for the comparable prior year period.

Nine Months Ended March 31, 2026 – Financial Results

For the nine months ended March 31, 2026, the Company reported net income attributable to Radiant Logistics, Inc. of $11.3 million on $672.9 million of revenues, or $0.24 per basic and $0.23 per fully diluted share. For the nine months ended March 31, 2025, the Company reported net income attributable to Radiant Logistics, Inc. of $12.4 million on $682.1 million of revenues, or $0.26 per basic and $0.25 per fully diluted share.

For the Nine Months Ended March 31, 2026, the Company reported adjusted net income, a non-GAAP financial measure, of $17.9 million, or $0.38 per basic and $0.37 per fully diluted share. For the nine months ended March 31, 2025, the Company reported adjusted net income of $25.5 million, or $0.54 per basic and $0.52 per fully diluted share. Normalizing these results to exclude the $1.3 million First Brands adjustment, adjusted net income would have been $19.2 million for the nine months ended March 31, 2026.

For the nine months ended March 31, 2026, the Company reported adjusted EBITDA, a non-GAAP financial measure, of $26.3 million, compared to $30.9 million for the comparable prior year period. Normalizing these results to exclude the $1.3 million First Brands adjustment, adjusted EBITDA would have been $27.6 million for the nine months ended March 31, 2026.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Monday, May 11, 2026 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Monday, May 11, 2026 at 4:30 PM Eastern
DIAL-IN	US (888) 506-0062; Intl. (973) 528-0011 (Participant Access Code: 939200)
REPLAY	May 12, 2026 at 9:30 AM Eastern to May 25, 2026 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 53989)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster5.com/Webcast/Page/2191/53989

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) operates as a third-party logistics company, providing technology-enabled global transportation and value-added logistics services primarily to customers in the United States, Canada, and Mexico. Through its comprehensive service offerings, Radiant provides domestic and international freight forwarding and freight brokerage services to a diversified account base including manufacturers, distributors and retailers, which it supports from an extensive network of company and agent-owned offices throughout North America and other key markets around the world. Radiant’s value-added logistics services include warehouse and distribution, customs brokerage, order fulfillment, inventory management and technology services.

This press release contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; our ability to continue to respond to macroeconomic factors that have recently had a negative effect on worldwide freight markets; the impact of any health pandemic or environmental event on our operations and financial results; continued disruptions in the global supply chain; higher inflationary pressures particularly surrounding the costs of fuel, labor, and other components of our operations; potential adverse legal, reputational and financial effects on the Company resulting from prior or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents; the commercial, reputational and regulatory risks to our business that may arise as a consequence of our prior inability to remediate a material weakness in our internal control over financial reporting, and the further risks that may arise should we be unable to maintain an effective system of disclosure controls and internal control over financial reporting in the future; and such other factors that may be identified from time to time in our U.S Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(unaudited)

	March 31,	June 30,
(In thousands, except share and per share data)	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,688	$22,942
Accounts receivable, net of allowance of $3,904 and $2,128, respectively	135,317	134,911
Contract assets	6,170	6,904
Income tax receivable	92	2,194
Prepaid expenses and other current assets	7,995	12,299
Total current assets	189,262	179,250

Property, technology, and equipment, net	21,191	23,489

Goodwill	120,858	117,637
Intangible assets, net	46,443	49,123
Operating lease right-of-use assets	51,562	55,066
Deposits and other assets	1,895	2,209
Total other long-term assets	220,758	224,035
Total assets	$431,211	$426,774

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$73,560	$74,411
Operating partner commissions payable	10,878	10,541
Accrued expenses	11,916	10,637
Current portion of operating lease liabilities	13,602	12,741
Current portion of finance lease liabilities	252	282
Current portion of contingent consideration	8,190	6,050
Other current liabilities	676	483
Total current liabilities	119,074	115,145

Notes payable	25,000	20,000
Operating lease liabilities, net of current portion	44,156	49,245
Finance lease liabilities, net of current portion	783	969
Contingent consideration, net of current portion	4,010	13,300
Deferred tax liabilities	2,519	1,782
Other long-term liabilities	10	248
Total long-term liabilities	76,478	85,544
Total liabilities	195,552	200,689

Redeemable noncontrolling interest	1,210	—

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 52,597,739 and 52,324,201 shares issued, and 46,831,666 and 47,143,178 shares outstanding, respectively	34	34
Additional paid-in capital	111,949	110,588
Treasury stock, at cost, 5,766,073 and 5,181,023 shares, respectively	(35,457)	(31,964)
Retained earnings	161,838	150,569
Accumulated other comprehensive loss	(4,026)	(3,211)
Total Radiant Logistics, Inc. stockholders’ equity	234,338	226,016
Noncontrolling interest	111	69
Total equity	234,449	226,085
Total liabilities and equity	$431,211	$426,774

RADIANT LOGISTICS, INC.

Consolidated Statements of Comprehensive Income

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except share and per share data)	2026	2025	2026	2025
Revenues	$214,135	$214,007	$672,920	$682,116

Operating expenses:
Cost of transportation and other services	157,819	155,832	493,690	503,082
Operating partner commissions	19,136	19,256	59,439	57,348
Personnel costs	21,469	20,450	65,629	59,627
Selling, general and administrative expenses	9,252	9,949	30,935	32,270
Depreciation and amortization	3,614	4,936	10,706	14,779
Change in fair value of contingent consideration	(3,700)	250	(3,590)	(850)
Total operating expenses	207,590	210,673	656,809	666,256

Income from operations	6,545	3,334	16,111	15,860

Other income (expense):
Interest income	56	292	136	1,124
Interest expense	(564)	(303)	(1,794)	(851)
Foreign currency transaction gain	319	96	203	215
Change in fair value of interest rate swap contracts	—	(291)	—	(1,032)
Other	88	17	347	1,070
Total other income (expense)	(101)	(189)	(1,108)	526

Income before income taxes	6,444	3,145	15,003	16,386

Income tax expense	(1,876)	(573)	(3,940)	(3,881)

Net income	4,568	2,572	11,063	12,505
Net income (loss) attributable to noncontrolling interest	103	(31)	206	(121)

Net income attributable to Radiant Logistics, Inc.	$4,671	$2,541	$11,269	$12,384

Other Comprehensive income attributable to Radiant Logistics, Inc.:
Foreign currency translation gain (loss)	(722)	9	(815)	(2,262)
Comprehensive income attributable to noncontrolling interest	108	—	160	—

Comprehensive income attributable to Radiant Logistics, Inc.	$3,954	$2,581	$10,408	$10,243

Income per share:
Basic	$0.10	$0.05	$0.24	$0.26
Diluted	$0.10	$0.05	$0.23	$0.25

Weighted average common shares outstanding:
Basic	46,829,219	47,073,339	46,970,474	46,911,231
Diluted	48,541,491	48,666,557	48,649,453	48,743,999

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Gross Profit to Adjusted Gross Profit, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For adjusted net income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at adjusted net income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, costs unrelated to our core operations, and other non-cash charges.

We commonly refer to the term “adjusted gross profit” when commenting about our Company and the results of operations. Adjusted gross profit is a non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. Adjusted gross profit is calculated as GAAP gross profit exclusive of depreciation and amortization, which are reported separately. We believe adjusted gross profit is a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP financial measure of income and does not include the effects of interest, income taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology, and equipment and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude share-based compensation, costs unrelated to our core operations (primarily acquisition and litigation costs), allocation of earnings attributable to noncontrolling interests in subsidiaries, and other non-cash charges. While management considers EBITDA and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of adjusted gross profit to GAAP gross profit	2026	2025	2026	2025
Revenues	$214,135	$214,007	$672,920	$682,116
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(157,819)	(155,832)	(493,690)	(503,082)
Depreciation and amortization	(2,412)	(3,632)	(7,196)	(10,827)
GAAP gross profit	$53,904	$54,543	$172,034	$168,207
Depreciation and amortization	2,412	3,632	7,196	10,827
Adjusted gross profit	$56,316	$58,175	$179,230	$179,034

GAAP gross profit percentage	25.2%	25.5%	25.6%	24.7%
Adjusted gross profit percentage	26.3%	27.2%	26.6%	26.2%

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted EBITDA	2026	2025	2026	2025
Net income attributable to Radiant Logistics, Inc.	$4,671	$2,541	$11,269	$12,384
Income tax expense	1,876	573	3,940	3,881
Depreciation and amortization (1)	3,614	4,936	10,706	14,893
Net interest expense	508	11	1,658	(273)
Share-based compensation	577	470	1,509	(1,180)
Change in fair value of contingent consideration	(3,700)	250	(3,590)	(850)
Lease termination costs	3	210	165	1,376
Change in fair value of interest rate swap contracts	—	291	—	1,032
Other (2)	202	116	665	(397)

Adjusted EBITDA	7,751	9,398	26,322	30,866
Adjusted EBITDA as a % of adjusted gross profit (3)	13.8%	16.2%	14.7%	17.2%
(1)
Depreciation and amortization for the purposes of calculating adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.
(2)
Other includes costs unrelated to our core operations (primarily acquisition and litigation costs), and other non-cash charges.
(3)
Adjusted gross profit is revenues less the cost of transportation and other services.

(In thousands, except share and per share data)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted net income	2026	2025	2026	2025
GAAP net income attributable to Radiant Logistics, Inc.	$4,671	$2,541	$11,269	$12,384
Adjustments to net income:
Income tax expense	1,876	573	3,940	3,881
Depreciation and amortization	3,614	4,936	10,706	14,779
Change in fair value of contingent consideration	(3,700)	250	(3,590)	(850)
Lease termination costs	3	210	165	1,376
Change in fair value of interest rate swap contracts	—	291	—	1,032
Other	605	312	1,193	1,118

Adjusted net income before income taxes	7,069	9,113	23,683	33,720

Provision for income taxes at 24.5%	(1,732)	(2,232)	(5,801)	(8,260)

Adjusted net income	$5,337	$6,881	$17,882	$25,460

Adjusted net income per common share:
Basic	$0.11	$0.15	$0.38	$0.54
Diluted	$0.11	$0.14	$0.37	$0.52

Weighted average common shares outstanding:
Basic	46,829,219	47,073,339	46,970,474	46,911,231
Diluted	48,541,491	48,666,557	48,649,453	48,743,999